UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 16, 2010
Date of Report (Date of earliest event reported)

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

(276) 326-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2010 the registrant and participants amended the First Community Bancshares, Inc. 2001 Directors Supplemental Retirement Plan (the “Plan”) in order to comply with IRC Section 409(A) and to provide for certain changes in the benefit formula, and various other provisions.  The plan amendment substitutes a defined benefit in lieu of the previous indexed benefit.  The Plan participants include all current directors with the exception of Franklin P. Hall.

The amended Plan provides for an annual retirement benefit of 100% of the highest consecutive three years average compensation.  Benefits are payable at normal retirement age 70 and continue for ten years.  Full vesting is attained upon completion of 15 years of service.  A copy of the amended Plan is attached hereto as Exhibit 10.1.

Also on December 16, 2010, the Board of Directors, in concert with the Compensation and Retirement Committee, amended the employment contract of Chief Executive Officer John M. Mendez.  The amendment waives the contract’s provision for standard cost of living increases.  Additionally, the First Community Bancshares, Inc. 2000 Executive Retention Plan, as amended, was amended with respect to Mr. Mendez so as to remove the annual maximum benefit.

A copy of Mr. Mendez’s employment contract amendment and SERP amendment are attached hereto as Exhibit 10.2 and 10.3, respectively.

Item 9.01	Financial Statements and Exhibits

(d)              The following exhibits are included with this report:

Exhibit No.	Exhibit Description

10.1	First Community Bancshares, Inc. 2001 Directors Supplemental Retirement Plan, as amended
10.2	John M. Mendez Waiver Agreement
10.3	Amendment to the Amended First Community Bancshares, Inc. 2000 Executive Retention Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	December 17, 2010	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer